Exhibit 10.8

CONFIDENTIAL TREATMENT REQUESTED

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT BETWEEN INTUITIVE AND LUNA

This License Agreement Between Intuitive and Luna (“Agreement”) is dated and made effective as of the Effective Date by and between Luna Innovations Incorporated, a Delaware corporation, together with Luna Technologies, Inc., a Delaware corporation (acting jointly and severally, individually and collectively, “Luna”) and Intuitive Surgical, Inc., a Delaware corporation (“Intuitive”). Individually, Luna and Intuitive are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Luna and Intuitive are parties to a Development and Supply Agreement, dated June 11, 2007 (the “2007 Intuitive-Luna Agreement”), as it existed prior to the Effective Date and as amended and restated by Luna and Intuitive as of the Effective Date (“Intuitive-Luna Agreement”) pursuant to the Amendment to the 2007 Development and Supply Agreement (the “Amendment”) in connection with entering into this Agreement.

WHEREAS, Intuitive acknowledges that Hansen Medical, Inc. (“Hansen”), and Luna (as defined below) are parties to the case Hansen Medical Inc. v. Luna Innovations Inc., no. 07-088551, in the Superior Court of the State of California, County of Santa Clara (the “Litigation”);

WHEREAS, Intuitive was not a party to the Litigation, had no opportunity to contest the factual or legal allegations made by either Luna or Hansen in the Litigation, and reserves its rights to contest any of the allegations made by either Luna or Hansen in the Litigation;

WHEREAS, without interfering with the ability of Hansen and Luna to establish whatever arrangements Hansen and Luna may wish to establish for themselves outside the Medical Robotics Field, the Parties are entering into this Agreement to allow, among other things, Intuitive and Hansen to continue to work with Luna to develop Fiber Optic Shape Sensing/Localization Technology within the Medical Robotics field;

WHEREAS, Hansen and Luna are settling the Litigation in the context of the First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Technologies, Inc. under Chapter 11 of the Bankruptcy Code (“Amended Plan”) in Luna’s Chapter 11 Case No. 09-71811 (“Chapter 11 Case”) pending in the U.S. Bankruptcy Court for the Western District of Virginia (“Bankruptcy Court”) and approved by the Bankruptcy Court’s Order Confirming First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Technologies, Inc. (“Confirmation Order”). This Agreement is one of the “Hansen Settlement Documents” (as defined in the Amended Plan) referenced and incorporated in the Amended Plan and Confirmation Order; and

WHEREAS, in connection with the settlement of the Litigation through the Amended Plan, (i) Hansen and Luna are entering into that certain License Agreement Between Hansen and Luna (the “Hansen-Luna License”) as of the Effective Date and (ii) Intuitive and Luna are entering into this Agreement, under each of which certain co-exclusive licenses are being granted by Luna to Hansen and Intuitive, respectively, within the Medical Robotics Field with respect to certain Luna intellectual property.

NOW, THEREFORE, in view of the terms and conditions described below and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS

The following initially capitalized words and phrases (and derivative forms of these capitalized words and phrases) shall have the stated meanings below. The terms “include,” “includes,” “including” shall be deemed followed by the phrase “without limitation” regardless of whether followed by that phrase:

1.1 “Affiliates” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a Party. For purposes of this definition, “control” of an entity means the direct or indirect ownership of securities representing fifty percent (50%) or more of the total voting power entitled to vote in elections of such entity’s board of directors or other governing authority, or equivalent interests conferring the power to direct or cause the direction of the governance or policies of such entity.

1.2 “Created By Luna” means, with respect to Technology, patent rights or other intellectual or industrial property rights, to the extent such Technology, patent rights and other intellectual or industrial property rights were developed, made, created, conceived, reduced to practice (in whole or in part) by employees of Luna or its Affiliates or by other individuals or entities obligated to assign rights therein to Luna or an Affiliate of Luna (in all such cases whether solely or jointly with others).

1.3 “Development Agreement” shall mean the Development and Supply Agreement by and between Luna and Hansen of even date herewith.

1.4 “Effective Date” means the Effective Date of the Amended Plan after entry of the Confirmation Order by the Bankruptcy Court, which the Parties hereby confirm to be January 12, 2010.

1.5 “Fiber Optic Shape Sensing/Localization Technology” or “FOSSL Technology” means [****].

1.6 “Hansen Products” means any Product for which Hansen or its Affiliates has received or is in the process of seeking regulatory approval to market from the Food and Drug Administration (“FDA”) (or any FOSSL Technology-enabled component or subsystem thereof) which has been, is or will be developed by or for Hansen or its Affiliates, or manufactured by or for Hansen or its Affiliates, or sold by or for Hansen or its Affiliates.

1.7 “Hansen-Luna Agreement” means those certain Terms and Conditions of Sale and Service executed by Hansen on September 27, 2006 and Luna on September 28, 2006, which Hansen-Luna Agreement is amended and restated in its entirety as of the Effective Date by the applicable provisions of the Hansen-Luna License.

1.8 “Hansen-Luna Agreement IP” means all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and all other intellectual property and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Luna under the Hansen-Luna Agreement in connection with the projects to develop products specified in the exhibits to the Hansen-Luna Agreement (but not including any technology or intellectual property developed by Luna prior to or otherwise independently of such projects, including without limitation all technology and intellectual property identified on Exhibit 5 to the Hansen-Luna Agreement). “Hansen-Luna Agreement IP” includes, but is not limited to, the technologies described in Exhibit A.

1.9 “Hansen-Luna License” has the meaning given to such term in the recitals.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.10 “Intuitive-Luna Agreement” has the meaning given to such term in the recitals, and the associated term, “Amendment”, also has the meaning given to such term in the recitals.

1.11 “Intuitive New Intellectual Property” shall have the meaning given thereto in Section 9.2.2 (i) of the Intuitive-Luna Agreement.

1.12 “Intuitive Products” means any Product for which Intuitive or its Affiliates has received or is in the process of seeking regulatory approval to market from the Food and Drug Administration (or any FOSSL Technology-enabled component or subsystem thereof) which has been, is or will be developed by or for Intuitive or its Affiliates, or manufactured by or for Intuitive or its Affiliates, or sold by or for Intuitive or its Affiliates.

1.13 “Licensed IP” means the Licensed Patents and the Licensed Technology.

1.14 “Licensed Patents” means any and all patents, inventors’ certificates and patent applications throughout the world to the extent claiming, or which would (absent a license) be infringed by the manufacture, use or sale of, any FOSSL Technology, in each case which are owned, licensed (with a right to sublicense) or otherwise controlled by Luna or its Affiliates as of the Effective Date or thereafter (including without limitation those listed patent applications and patents set forth in Exhibit B, and any patents or patent applications which claim or disclose, or which would (absent a license) be infringed by the manufacture, use or sale of, the subject matter in Exhibit C or any other FOSSL Technology described in subsections (a) through (d) of Section 1.15 (Licensed Technology) below), together with any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such patents, certificates and applications, any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations and revalidations of or to any of the foregoing, and any foreign counterparts of any of the foregoing, in each case to the extent claiming, or which would (absent a license) be infringed by the manufacture, use or sale of, any FOSSL Technology.

1.15 “Licensed Technology” means any and all FOSSL Technology (together with all intellectual and industrial property rights of any sort throughout the world therein or thereunder) other than the Licensed Patents, in each case which are owned, licensed (with a right to sublicense) or otherwise controlled by Luna or its Affiliates as of the Effective Date or thereafter, including without limitation (a) FOSSL Technology owned, licensed (with a right to sublicense) or otherwise controlled by Luna prior to the Effective Date, (b) FOSSL Technology Created By Luna in connection with the Intuitive-Luna Agreement (whether before, on or after the Effective Date), (c) FOSSL Technology otherwise Created By Luna prior to, and owned or controlled by Luna or its Affiliates as of, the Effective Date; (d) FOSSL Technology Created By Luna, and owned or controlled by or licensed to Luna or its Affiliates, under or in connection with Luna’s research agreement with the Office of Naval Research dated March 6, 2008 (Fiber Optics Shape Sensing for DADS Arrays, N00014-08-C-0156). “Licensed Technology” includes, but is not limited to, any of the foregoing related to the technologies described in Exhibit C.

1.16 “Medical Robotics Field” means [****].

1.17 “Product” means any device, instrument, diagnostic, therapeutic, product, system, application or services.

1.18 “SDOF Medical Robotics” means [****].

1.19 “Subsidiaries” means, with respect to any entity, all other entities in which such aforementioned entity has a controlling ownership interest (directly or indirectly) of at least fifty-one percent (51%) of the issued and outstanding equity interests of such other entities.

1.20 “Technology” means any technical information, know-how, processes, procedures, methods, formulae, protocols, techniques, software, computer code (including both object and source code),

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

documentation, works of authorship, data, designations, designs, devices, prototypes, substances, components, inventions (whether or not patentable), mask works, ideas, trade secrets and other information or materials, in tangible or intangible form.

1.21 “2005 Hansen-Intuitive Cross License” means the September 2005 Cross License Agreement entered into by Intuitive and Hansen.

2. LICENSE GRANTS

2.1 License Grants By Luna. Subject to the provisions in this Section 2.1 below, Luna hereby grants to Intuitive and its Affiliates a co-exclusive, worldwide, transferable (subject to Section 6.3 below), royalty-free, fully paid-up, perpetual and irrevocable license under the Licensed IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products, in each case solely within the Medical Robotics Field. The foregoing license shall be co-exclusive between Intuitive and Hansen, which for purposes of such license means that each of Hansen (and its Affiliates) and Intuitive (and its Affiliates) shall enjoy all the rights of an exclusive licensee (but for the rights of the other), except that: (i) Hansen shall have no right to, and shall not, license or sublicense any Licensed IP in the Medical Robotics Field except that Hansen shall have the right to sublicense (through one or multiple tiers) Licensed IP in the Medical Robotics Field solely (A) in connection with the development, manufacture, use or sale of Hansen Products, (B) with respect to SDOF Medical Robotics for which Hansen will have the sole right to grant naked sublicenses to third parties (without any restrictions or interference from either Intuitive or Luna)and Intuitive has no right to grant such naked sublicenses, and/or (C) as otherwise mutually agreed by Intuitive and Hansen and Luna, (ii) Intuitive shall have no right to, and shall not, license or sublicense any Licensed IP in the Medical Robotics Field except that Intuitive shall have the right to sublicense (through one or multiple tiers) Licensed IP in the Medical Robotics Field solely in connection with the development, manufacture, use or sale of Intuitive Products or as otherwise mutually agreed by Hansen and Intuitive and Luna, and (iii) Luna shall retain no rights to or under any Licensed IP within the Medical Robotics Field except (x) solely to provide services to Hansen as authorized by Hansen and/or services to Intuitive as authorized by Intuitive and (y) solely to perform research and development activities pursuant to contracts with the United States government in the Medical Robotics Field (and to grant licenses to the applicable United States government agency as required in connection therewith) but only with the prior written approval of both Hansen and Intuitive, which approval may be given or withheld in the sole discretion of both Hansen and Intuitive, and Luna shall provide to Hansen and Intuitive for their review a copy of each such proposed United States government contract so that they can each evaluate whether or not to approve such activities and/or license grants. To the extent any Licensed IP or Product has any application or use in both the Medical Robotics Field and any other field, this Section 2.1 shall not, and is not intended to, prohibit, limit or restrict any such application or use (including development, manufacture, use, offer for sale or sale) in such other field(s), subject to the other provisions (including license grants) in the other sections of this Agreement and in the Hansen-Luna License.

2.2 Certain Intellectual Property Matters

(a) Retention of License. Once any Technology, patent rights or other intellectual property of Luna is included within the license granted by this Agreement, such Technology and rights shall remain so included, and shall be and remain subject to the license granted. For example, any Technology, patent rights or other intellectual property of an Affiliate of Luna that is included within the Licensed IP at any given time shall remain so included, and shall be and remain subject to the license granted to Intuitive, even if and after such Affiliate entity ceases at some point to meet the definition of an Affiliate of Luna. As another example, and without limiting the foregoing (or Section 5.4), any assignment of, foreclosure on, or similar action with respect to, any Technology, patent rights or other intellectual property that is included within the Licensed IP shall be subject to the license granted by this Agreement and shall not result in the termination of or restriction on such licenses and such licenses shall survive any such assignment, foreclosure or similar actions.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Intuitive-Luna Agreement Related Matters. The terms of the Intuitive-Luna Agreement shall remain in full force and effect except as modified by the Amendment or by this Agreement. It is intended by the Parties that the Intuitive-Luna Agreement, as amended by the Amendment, be consistent with the licenses granted in Section 2.1 of this Agreement, the corresponding license granted by Luna to Hansen in Section 2.1 of the Hansen-Luna License and the patent enforcement provision of Article 4 herein and Article 5 of the Hansen-Luna License. Accordingly, the Parties agree that the Amendment shall provide that, (i) any exclusive licenses within the Medical Robotics Field granted by Luna to Intuitive under the Intuitive-Luna Agreement (including under Sections 4.1 and 4.2 of the Intuitive-Luna Agreement) shall be modified to the extent required to allow for the co-exclusive license granted by Luna under the Licensed IP to Intuitive in this Agreement and to Hansen in the Hansen-Luna License; (ii) the provisions of the Intuitive-Luna Agreement (including Sections 4.2 and 14.2.1 of the Intuitive-Luna Agreement) shall be modified to eliminate any restrictions or prohibitions on Luna to develop and manufacture products for Hansen and otherwise perform its obligations under the Development Agreement, and (iii) any provisions regarding the enforcement of Licensed Patents within the Intuitive-Luna Agreement (such as Section 9.7) shall be subject to and governed by Article 4 of this Agreement and Article 5 of the Hansen- Luna License with respect to such Licensed Patents. The foregoing matters are and shall be incorporated into the Amended Plan (or, alternatively, into a motion to assume the Amendment) and the Confirmation Order as well as into the Amendment. The Parties agree that they may not amend, rescind or terminate the provisions in the Amendment effectuating the foregoing clauses (i) – (iii) or otherwise amend the Intuitive-Luna Agreement in a manner that amends, rescinds or terminates the foregoing clauses (i) - (iii).

(c) Hansen-Luna Agreement IP. Luna hereby confirms that pursuant to the terms of the Hansen-Luna Agreement (i) Hansen owns all right, title and interest in and to the Hansen-Luna Agreement IP and all Hansen-Luna Agreement IP has been assigned to Hansen pursuant to the Hansen-Luna Agreement as of the date when such Hansen-Luna Agreement IP was first Created By Luna

(d) IP Created By Luna for Third Parties; No Conflicting Third Party Agreements. To the extent any FOSSL Technology (and all patent rights and other intellectual property rights therein) acquired or Created By Luna independently or otherwise prior to the Effective Date (whether or not under agreements with parties other than Hansen or Intuitive), and still owned by (or licensed to) Luna as of the Effective Date, would not otherwise be fully licensable to Hansen and Intuitive in accordance with the terms and conditions of Section 2.1 above, due to some restriction, exclusive grant or other limitation in a third party agreement or otherwise (or due to the lack of some consent or approval not given), such restriction, exclusivity or limitation shall be removed, released and discharged (and such consent or approval shall be deemed given) as of the Effective Date to the maximum extent allowed under Chapter 11 of the Bankruptcy Code or other applicable laws, so that such FOSSL Technology (and all patent rights and other intellectual property rights therein) can be included within the Licensed IP and fully licensed to Hansen and Intuitive in accordance with the terms and conditions hereof. The foregoing is and shall be incorporated into the Amended Plan and the Confirmation Order. The Parties acknowledge and agree to the foregoing. Furthermore, this Agreement and any license or right granted to Intuitive hereunder shall be senior in right and time compared to any lien approved or created pursuant to the Amended Plan and the Confirmation Order, so that no foreclosure under any such lien shall modify or terminate such licenses or rights of Intuitive.

(e) Clarification Regarding Copyrights. With respect to Technology licensed by Luna to Intuitive under this Agreement that includes software, works or authorship or copyrighted materials, such licenses shall include the right to copy, modify and make derivative works thereof (and the right to use any ideas, concepts, algorithms and other information contained therein) within the Medical Robotics

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Field. The foregoing shall not be construed to require the delivery or provision of any particular software (or source code), works of authorship or copyrighted materials except to the extent specifically provided in the Intuitive-Luna Agreement.

(f) Clarifications Regarding Rights Outside the Medical Robotics Field. Section 9 of the Intuitive-Luna Agreement is hereby clarified to effect the intent of the Parties. New Intellectual Property under the Intuitive-Luna Agreement does not and never has included Background Intellectual Property (as those terms are defined by the Intuitive-Luna Agreement). New Intellectual Property under the Intuitive-Luna Agreement does not and never has included licenses acquired or Technology created by a party prior to the Development Program (as those terms are defined by the Intuitive-Luna Agreement). Furthermore, Section 9 of the Intuitive-Luna Agreement is hereby clarified as follows. The definition of New Intellectual Property in Section 9.2 of the Intuitive-Luna Agreement does not and has never included an obligation for Intuitive to disclose any invention disclosures, trade secrets and know how, proprietary information, technical data, documentation, concepts, processes, formulae, systems, equipment apparatuses, software, designs, drawings, plans, specifications and the like in which Intuitive has rights or any similar, corresponding or equivalent rights anywhere in the world. To the extent any such information is or was disclosed by Intuitive, the information is subject to Section 12 of the Intuitive-Luna Agreement.

(g) Clarification Regarding Non-Licensed Technology. For purposes of clarity, the combination, incorporation or attachment of any Licensed IP as part of, or to other Technology that is not Licensed IP shall not result in the portion of the amalgamation that consists of the Technology that is not Licensed IP becoming or being transformed into Licensed IP under this Agreement.

2.3 Third Party License Payments and Agreement Terms. Intuitive and Luna acknowledge and restate the provisions of Section 4.4 of their 2007 Development and Supply Agreement with regard to the payment of royalty or other payment obligations to third parties with regard to Intuitive’s use of Intellectual Property Rights granted to it by Luna. Section 4.4 recites in relevant part: “To the extent Intellectual Property Rights [as defined by section 1.19] are licensed to Intuitive under this Section 4 are Controlled by Luna not by ownership but by licenses granted to Luna from third-party licensors (“In-Licensed IP”), in the event that Luna incurs royalty or other payment obligations to third-party licensors (“Third- Party Payment Obligations”) based on Luna’s grant of such rights under this Section 4 or the use or exercise of such licenses by Intuitive or its transferees not attributable to sales of Luna Product to Intuitive, Intuitive shall pay all such amounts to Luna (the “Pass Through Payment Obligations”). For purposes of clarity, any Third-Party Payment Obligations incurred by Luna as a result of the sale of Luna Products to Intuitive by Luna shall not be considered Pass Through Payment Obligations under this Section 4.4. Intuitive shall report all of its activities (and those of its transferees) under the licenses granted under this Section 4 at such times and in such manner as is reasonably required to permit Luna to comply with its reporting and payment obligations.” Luna expressly represents that nothing in this provision shall require payments by Intuitive for licenses granted to Luna by Hansen.

2.4 Reservation of Rights. Except for the rights and licenses expressly granted to Intuitive under Section 2.1 of this Agreement and to Hansen under the Hansen-Luna License, Luna retains all right, title and interest in and to the Licensed IP and all of Luna’s other intellectual and industrial property rights. Without limitation of the foregoing and subject at all times to the licenses granted to Intuitive under this Agreement, the Parties confirm that Luna retains its rights to use, make and sell (and license) any and all of its intellectual and industrial property rights (i) within technologies, applications and fields that do not involve FOSSL Technology (for example, nanotechnology, secure computing, industrial coating, flame retardants, ultrasonic, and wireless technologies and applications) and (ii) subject to the licenses granted under Section 2.1 and licenses granted to Hansen under the Hansen-Luna License, within technologies, applications and fields outside the Medical Robotics Field that do involve FOSSL Technology, including, for example, industrial application, oil exploration, infrastructure, civil, aeronautics, naval, automotive, telecommunication and consumer products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5 No Disclosure Obligation. Notwithstanding any contrary provision in this Agreement, Intuitive shall have no obligation to Luna or its assignees or licensees under this Agreement to disclose or deliver any Intuitive confidential or proprietary information, know-how, trade secrets, non-copyright or non-patent intellectual or industrial property or proprietary rights that have not prior to the Effective Date been provided to Luna on a non-confidential basis. Notwithstanding any contrary provision in this Agreement, and except as specifically provided in the Intuitive-Luna Agreement, Luna shall have no obligation to Intuitive or its assignees or licensees under this Agreement to disclose or deliver any Luna confidential or proprietary information, know-how, trade secrets, non-copyright or non-patent intellectual or industrial property or proprietary rights.

2.6 Clarification Regarding Rights to Technology. Notwithstanding any contrary or conflicting provision or potential interpretation of any provision in this Agreement regarding the ownership, rights in or to, or licensing of any Licensed IP, this Agreement shall not be interpreted to convey from Intuitive to Luna ownership of or convey from Intuitive to Luna rights in or to any Technology for: [****].

2.7. Certain NASA Sublicense Terms. The following shall apply to any portion of the Licensed IP that is licensed to Luna by the National Aeronautics and Space Administration (NASA), an agency of the United States Government, under that certain License Agreement No. DN-982 (the “NASA License”) by and between the United States of America (NASA) and Luna Innovations Incorporated dated June 10, 2002, including the modification dated 1/23/06, and sublicensed under this Agreement by Luna to Intuitive and its Affiliates (such sublicensed portion of the Licensed IP being the “NASA IP”):

(a) The sublicense to the NASA IP granted by Luna to Intuitive and its Affiliates under this Agreement shall be subject to and consistent with the terms and conditions of the NASA License, including any rights retained by the United States Government as provided for in Section 2.4 of the NASA License.

(b) Notwithstanding anything to the contrary in Section 2.1 of this Agreement, the sublicense to the NASA IP granted by Luna to Intuitive and its Affiliates under this Agreement will automatically terminate upon the revocation or termination of the NASA License.

(c) Notwithstanding anything to the contrary in Section 2.1 of this Agreement, the sublicense to the NASA IP granted by Luna to Intuitive and its Affiliates under this Agreement is non-exclusive.

(d) The consent from NASA for the grant of the sublicense to the NASA IP from Luna to Intuitive and its Affiliates under this Agreement does not extend to any other third party referenced herein or to any subsequent sublicense grants by Intuitive of the NASA IP hereunder (which further sublicensing is subject to the consent of NASA in accordance with the NASA License); provided, however, that NASA’s consent does include consent for Intuitive to grant sublicenses to the NASA IP hereunder (through one or multiple tiers) solely in connection with the development, manufacture, use or sale of Intuitive Products.

(e) As provided in Section 2.3, the sublicense of the NASA IP hereunder is subject to the royalty payment obligations of Luna to NASA provided for in Section 7.3 of the NASA License as well as the associated reporting requirements set forth in the NASA License.

(f) Notwithstanding anything to the contrary herein, Sections 4.1 and 4.2 of this Agreement do not apply to the NASA IP.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g) If Intuitive assigns this Agreement in accordance with Section 5.4 of this Agreement, Luna shall provide NASA with notice thereof and copy of the underlying assignment (it being understood that redactions may be made in respect of any other assets being assigned thereby).

For the avoidance of doubt, this Agreement does not modify the NASA License, the NASA License remains in full force and effect in its entirety, and the terms and conditions of the NASA License are in no way modified or superseded by this Agreement. Luna shall provide notice to Intuitive of any notices from NASA claiming breach or termination of the NASA License and keep Intuitive reasonably informed regarding the status of any such claims. Luna shall reasonably cooperate with Intuitive regarding any requests by Intuitive to obtain NASA’s consent for the grant of any sublicenses of the NASA IP by Intuitive under this Agreement.

3. REPRESENTATIONS AND WARRANTIES; DISCLAIMERS; INDEMNIFICATION

3.1 By Luna. Luna hereby represents, warrants and covenants as follows:

(a) Luna is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b) The execution, delivery and performance of this Agreement by Luna (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action on Luna’s part, and (iii) do not and shall not contravene or constitute a default under any law or regulation, any judgment, decree or order, or any contract, agreement or other undertaking applicable to Luna or the Licensed IP.

(c) Luna has the full right and authority to grant the rights and licenses granted to Intuitive in Section 2.1 herein. Without limiting the foregoing, as of the Effective Date, (i) Luna does not own, have a license to or otherwise control (and did not at any time own, have a license to or otherwise control) any FOSSL Technology (or any patent rights and other intellectual property rights therein) that cannot be fully licensed to Intuitive under the terms and conditions of this Agreement, and (ii) Luna has not granted any right, license, or interest in, to or under the Licensed IP inconsistent with the rights and licenses granted to Intuitive in this Agreement.

(d) Luna has the full right and authority to agree to the modifications and clarifications to the Intuitive-Luna Agreement as provided by Sections 2.2(b), 2.2 (f) and 2.2(g) of this Agreement.

(e) To the best of Luna’s knowledge as of the Effective Date, except for the Litigation and the Chapter 11 Case, there are no actions, suits, investigations, claims or proceedings pending or threatened against Luna relating to the Licensed IP and appropriate notices of the Amended Plan and Confirmation Order have been served timely by Luna on any person or entity who might possibly have any such claim.

(f) As of the Effective Date, Luna has obtained all consents from third parties required to sublicense to Intuitive the rights licensed to Luna under the agreements listed on Exhibit D hereto.

3.2 By Intuitive. Intuitive hereby represents, warrants and covenants as follows:

(a) Intuitive is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b) The execution, delivery and performance of this Agreement by Intuitive (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action on Intuitive’s part, and (iii) do not and shall not contravene or constitute a default under any law or regulation, any judgment decree or order, or any contract, agreement or other undertaking applicable to Intuitive.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Intuitive has the full right and authority to grant the rights and licenses granted (and/or confirmed) by Intuitive to Luna under this Agreement.

(d) Intuitive has the full right and authority to agree to the modifications and clarifications to the Intuitive-Luna Agreement as provided by Sections 2.2(b), 2.2 (f) and 2.2(g) of this Agreement.

3.3 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AS TO THE VALIDITY OF LICENSED PATENT CLAIMS, WHETHER ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT THE PRACTICE BY THE OTHER PARTY OF THE RIGHTS GRANTED BY THIS AGREEMENT WILL NOT INFRINGE THE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

4. INTELLECTUAL PROPERTY

4.1 Prosecution and Maintenance of Licensed Patents. The Parties acknowledge and restate Section 9.3 of the Intuitive-Luna Agreement regarding prosecution and maintenance of Licensed Patents.

4.2 Enforcement of Licensed IP.

(a) In the Medical Robotics Field. Intuitive shall have the right (but not the obligation) (along with Hansen) to institute enforcement actions against infringement or misappropriation or alleged infringement of the Licensed IP solely to the extent within the Medical Robotics Field, in each case at its own expense. If Hansen institutes such enforcement, Hansen shall be the “Enforcing Party” and Intuitive shall be the “Non-Enforcing Party”; if Intuitive institutes such enforcement Intuitive shall be the “Enforcing Party” and Hansen shall be the “Non-Enforcing Party.” The Enforcing Party shall notify Luna and the Non-Enforcing Party in writing of its decision to institute such enforcement action and shall keep them reasonably apprised of all developments in such enforcement actions and consult with them regarding such enforcement activities, but the Enforcing Party shall not be required to obtain any approvals or consents to take such enforcement actions, subject to Section 4.2(c) below. Each of Luna and the Non-Enforcing Party shall, at the Enforcing Party’s expense, reasonably cooperate with the Enforcing Party and provide all reasonable assistance in connection with any such enforcement action, including without limitation agreeing to be named as a party to such action or having such action brought in its name by the Enforcing Party (at the Enforcing Party’s expense, including the cost of any fees and court costs) if and to the extent required for the Enforcing Party to have the legal right to initiate such an enforcement action, subject to Section 4.2(c) below, including without limitation as an estate representative pursuant to 11 U.S.C. § 1123(b)(3) and otherwise pursuant to the Amended Plan. The Enforcing Party shall retain all recoveries from such enforcement actions, provided that non-monetary recoveries shall inure to the benefit of both the Enforcing Party and the Non-Enforcing Party as an interested party to the extent of its interest. No settlement, consent judgment or other voluntary final disposition of the action that involves an admission of Luna’s (or the Non-Enforcing Party’s) liability or wrongdoing, requires Luna (or the Non-Enforcing Party) to take or refrain from taking any action or incur any payment obligations or other liabilities or otherwise binds Luna (or the Non-Enforcing Party) or that involves an admission of the invalidity or unenforceability of the Licensed IP or any other of Luna’s (or the Non-Enforcing Party’s) intellectual property or that could reasonably be likely to restrict Luna (or the Non-Enforcing Party) from conducting its business, may be entered into without the express written consent of Luna (and, if applicable, the Non-Enforcing Party), which consent shall not be unreasonably withheld.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Under the Intuitive-Luna Agreement. Notwithstanding any of the foregoing to the contrary, enforcement of any patents that are within Intuitive’s Intellectual Property Rights under the Intuitive-Luna Agreement shall be governed by Section 9.7 of the Intuitive-Luna Agreement except that for such purpose the definition of “Field” in the Intuitive-Luna Agreement shall be replaced with the above definition of Medical Robotics Field.

(c) Certain Indemnities. In the event a Party brings an enforcement action with respect to the Licensed IP under this Section 4.2 (the “Indemnifying Party”), such Indemnifying Party shall indemnify the other Party (the “Indemnitee”) for any damages, awards, costs and out-of-pocket expenses imposed on or incurred by the Indemnitee as a result of (and to the extent arising from the subject matter of) such enforcement action (including such damages, awards, costs and expenses resulting from such Indemnitee being named as a party to such action or resulting from any court order for costs, fees, penalties, and other amounts (including the posting of bonds, if any) that may be imposed against the Indemnitee in such enforcement proceedings, to the extent such court order does not arise from such Indemnitee’s own actions (unless such actions were directed to be taken by the Indemnifying Party)). Notwithstanding any of the foregoing to the contrary, such indemnification by the Indemnifying Party shall exclude any damages, awards, costs or expenses to the extent based on claims (including cross-claims or counterclaims) that are brought against the Indemnitee with respect to subject matter outside of the infringement, misappropriation, validity or enforceability of the Licensed IP asserted in the action (and outside the actions or omissions of the Indemnifying Party in conducting such enforcement action) or with respect to subject matter which concerns actions or omissions of the Indemnitee that were not directed to be taken or omitted by the Indemnifying Party, in each case, so long as the Indemnitee has the sole right to control the actions based on such claims or subject matter.

5. MISCELLANEOUS

5.1 Entire Agreement. This Agreement, the Intuitive-Luna Agreement to the extent not clarified or modified by this Agreement and the Amendment contain the entire agreement and understanding of Intuitive and Luna with respect to the license granted by Luna to Intuitive. For reference purposes, the Amendment shall include the following: [****].

5.2 Amendment. This Agreement shall not be modified, amended or cancelled other than in a writing signed by authorized representatives of Luna and Intuitive.

5.3 No Implied Waiver. Any waiver of any obligation under this Agreement must be in writing. The failure of any Party to enforce at any time any provision of or right under this Agreement shall not be construed to be a waiver of such provision or right or any other provision, and shall not affect the right of such Party to enforce such provision or right or any other provision. No waiver of any breach hereof shall be construed to be a waiver of any other breach.

5.4 Assignment. This Agreement and the rights granted to Intuitive by Luna under this Agreement, and subject to reciprocal obligations assumed by Hansen under the Hansen-Luna License, may not be assigned by Intuitive without the prior written consent of Luna and Hansen; provided, however, this Agreement (along with the rights granted under this Agreement) may be assigned by a Party without consent to an Affiliate or as part of (i) a merger, consolidation, internal reorganization, or acquisition of the Party or (ii) a sale of all or substantially all the assets of the Party. In the event that Luna is acquired by a third party (such third party, hereinafter referred to as an “Acquiror”), then the intellectual property of such Acquiror held or developed by such Acquiror (whether prior to or after such acquisition) shall, notwithstanding anything else in this Agreement to the contrary, be excluded from the Licensed IP, and such Acquiror (and Affiliates of such Acquiror which are not Subsidiaries of Luna itself) shall be excluded from the meaning of “Affiliate” solely for purposes of the applicable components of the foregoing intellectual property definitions, in all such cases if and only if: (a) Luna remains a Subsidiary of the Acquiror; (b) substantially all intellectual property of Luna and substantially all research and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

development assets and operations of Luna, in each case relating to FOSSL Technology, remain with Luna and are not transferred to the Acquiror or another Affiliate of the Acquiror; and (c) the scientific and development activities with respect to FOSSL Technology of Luna and the Acquiror (if any) are maintained separate and distinct. For clarity, in the event that Luna is acquired by an Acquiror and each of the criteria described in subclauses (a) through (c) is not satisfied, then the intellectual property of such Acquiror created, invented, generated or developed after the date of such acquisition shall be included within Licensed IP (but not any intellectual property of such Acquiror existing prior to or as of the date of such acquisition). Subject to the foregoing, the respective obligations of the Parties hereto shall bind, and the respective rights of the parties shall inure to the benefit of, the Parties’ respective permitted assignees and successors. For the avoidance of doubt, any sale or transfer of Licensed IP shall only be made fully subject to the terms and conditions of this Agreement.

5.5 Governing Law; Jurisdiction; Venue.

(a) Choice of Law. This Agreement shall be governed by, and interpreted in accordance with: (i) the Bankruptcy Code, and (ii) in the case of applicable non-bankruptcy law, the laws of the State of Delaware, without regard to conflicts of laws, or applicable federal law as to a particular subject where federal law governs, such as for example, the Patent Act governing patents or the Copyright Act governing copyrights.

(b) Bankruptcy Court Jurisdiction. Except as provided in subsection (c) and subsection (d), any disputes arising under this Agreement, or related to the meaning, effect and interpretation of the Amended Plan, the Confirmation Order or this Agreement (which Agreement is a part of the Amended Plan and Confirmation Order), shall be subject to the jurisdiction of the Bankruptcy Court.

(c) Exceptions to Bankruptcy Court Jurisdiction. In the event: (i) the Bankruptcy Court lacks or declines to exercise jurisdiction over a dispute arising under this Agreement, for any reason; (ii) the reference of jurisdiction to the Bankruptcy Court is withdrawn, for any reason; (iii) the dispute or enforcement of this Agreement is related to any intellectual property rights of Intuitive, Hansen or Luna, including without limitation any alleged infringement or misappropriation or misuse thereof; or (iv) the dispute or enforcement arises from or with respect to any provision of, or incorporated into, any of Sections 2.1, 2.2, 2.3, 2.4, 2.5, 4, or 5 of this Agreement or causes of action relating thereto or arising therefrom, then the state or federal courts for or in New Castle County, Delaware shall have exclusive jurisdiction over any disputes arising under or related to this Agreement.

(d) Consent to Jurisdiction. Each Party hereby (i) consents and submits to the venue and co-exclusive jurisdiction of the Bankruptcy Court and the courts of New Castle County in the State of Delaware and the Federal courts of the United States sitting in such part of the District of Delaware (without prejudice to either the retained rights and jurisdiction of the Bankruptcy Court), (ii) agrees that all claims may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection that it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. Each of the Parties hereby consents to service of process by any party in any suit, action or proceeding in accordance with such applicable law.

(e) Resolving Conflicts. If there is any question as to whether the proper jurisdiction or venue for any dispute is in the Bankruptcy Court or in the Delaware Court, the Bankruptcy Court may decide that issue.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.6 Severability. If for any reason a provision of this Agreement, or portion thereof, is finally determined to be unenforceable under applicable law, that provision, or portion thereof, shall nonetheless be enforced, as to circumstances, persons, places and otherwise, to the maximum extent permissible by applicable law so as to give effect to the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

5.7 Nature of Rights in Bankruptcy. The Parties agree that the rights granted hereunder are rights in “intellectual property” within the scope of Section 101 (or its successors) of the Bankruptcy Code of the United States. Intuitive, as a licensee of Intellectual Property Rights under this Agreement, shall have and may fully exercise all rights available to a licensee under the Bankruptcy Code of the United States, including under Section 365(n) or its successors.

5.8 Headings. The headings and captions used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.

5.9 Interpretation. This Agreement has been negotiated by all parties, and each Party has been advised by competent legal counsel. This Agreement shall be interpreted in accordance with its terms and without any construction in favor of or against any Party.

5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which collectively shall constitute one and the same instrument.

5.11 Litigation Disclaimer. Because Intuitive was not a party to the Litigation, Intuitive specifically reserves its right to contest and does not acknowledge the validity of any of the factual allegations or legal claims made by Hansen in the course of that proceeding. The foregoing sentence is not intended to limit, condition or modify the express terms and conditions of this Agreement or the 2005 Hansen-Intuitive Cross License.

5.12 Notices. Except as may be otherwise provided herein, all notices, requests, waivers, consents and approvals made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to another Party; (b) when sent by facsimile, with receipt confirmation, to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the applicable Parties as set forth below with next business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall attempt to promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity or delivery status of any such communication. A Party may change or supplement the addresses given below, or designate additional addresses, for purposes of this Section by giving the other Parties written notice of the new address in the manner set forth above.

If to Luna Innovations Inc. or Luna Technologies, Inc.

One Riverside Circle, Suite 400

Roanoke, VA 24016

Attn:

Facsimile:

If to Intuitive Surgical, Inc.

1266 Kifer Road, Building 101

Sunnyvale, CA 94086-5304

Attn: General Counsel

Facsimile:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.13 Luna Party. For purposes of this Agreement, Luna Innovations Inc. and Luna Technologies, Inc. may be treated by Intuitive as one entity, such that, for example, a notice or consent from Luna Innovations Inc. shall be deemed a valid and effective notice or consent also from Luna Technologies, Inc. (and vice versa). Luna Innovations Inc. and Luna Technologies, Inc. shall exercise their rights jointly under this Agreement, and will not take conflicting positions with respect to its obligations to Intuitive.

5.14 Further Assurances. Luna agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by Intuitive (to the extent consistent with this Agreement and at Intuitive’s expense) in order to effectuate fully the purposes, terms and conditions of this Agreement. Without limiting the foregoing, Luna shall take such steps reasonably requested by Intuitive to perfect, and provide constructive notice of, the licenses and other rights granted to Intuitive under this Agreement, including without limitation filings in any governmental office where that is customary or appropriate in accordance with applicable law.

[Signature Page Follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

LUNA INNOVATIONS INCORPORATED		INTUITIVE SURGICAL, INC.

By:	/s/ Kent A. Murphy	By:	/s/ Mark Meltzer

Name:	Kent A. Murphy	Name:	Mark Meltzer

Title:	CEO	Title:	SVP GC

LUNA TECHNOLOGIES, INC.

By:	/s/ Scott A. Graeff

Name:	Scott A. Graeff

Title:	President

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

Certain Technology and Intellectual Property in Hansen Luna Agreement IP

[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

Listed Patents and Patent Applications within Licensed Patents

[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

Certain Luna Technology within Licensed Technology

[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

Third Party Licenses

[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.